PROSPECTUS Dated                                      Pricing Supplement No. 54
May 1, 2007                                           November 5, 2007



                              U.S. $9,815,000,000            Rule 424 (b)(3)
                                                         Registration Statement
                         FORD MOTOR CREDIT COMPANY LLC       No. 333-131062

                           FLOATING RATE DEMAND NOTES


                          - - - - - - - - - - - - - - -


                             Interest Rate Per Annum
                             - - - - - - - - - - - -




Period         Tier One Notes       Tier Two Notes       Tier Three Notes
Beginning      Under $15,000        $15,000-$50,000        Over $50,000
----------     --------------       ---------------      ----------------
11/05/2007          5.13%                5.28%                  5.43%
